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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported):  August 12, 1996



                      NEWMAN COMMUNICATIONS CORPORATION
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             (Exact name of Registrant as specified in its charter)


                                     New Mexico
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                 (State or Other Jurisdiction of Incorporation)



         0-13113                                       85-0291974
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(Commission File Number)                 (I.R.S. Employer Identification Number)


211 West Wall Street, Midland Texas                                 79701
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(Address of principal executive offices)                         (Zip Code)


      Registrant's telephone number, including area code:  (915) 682-1761


                               Not applicable
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         (Former name or former address, if changed since last report)



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                     INFORMATION INCLUDED IN REPORT ON 8-K


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On August 12, 1996, Newman Communications Corporation, a New Mexico corporation (the "Registrant"), entered into a Subscription Agreement with Halter Financial Group, Inc. ("Halter") pursuant to which Halter acquired 1,693,564 shares of the Registrant's common stock (the "Shares") in consideration of the payment of $1,694.00 or $0.001 per Share. As a result of its purchase of the Shares, Halter beneficially owns 66.2% of the issued and outstanding shares of the Registrant's common stock. The issuance of the Shares resulted in a change of control of the Registrant, with control being assumed by Halter from Glenn A. Little, the Registrant's President and Chief Executive Officer. The change in control will not result in a change in the Registrant's Board of Directors or executive officers.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              NEWMAN COMMUNICATIONS CORPORATION
                              (Registrant)


                              By: /s/ Glenn A. Little
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                                  GLENN A. LITTLE, President and Chief
                                  Executive Officer
Date:    October 3, 1996





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